Exhibit 99.1

Reviva Announces Enrollment Update for Open Label Extension Study Evaluating Brilaroxazine in Schizophrenia

– 358 enrolled and 223 patients currently on treatment across sites in the USA, Europe and Asia –

– Brilaroxazine is generally well tolerated to date in patients with acute and stable schizophrenia –

– Topline data from 1-year open-label extension (OLE) trial expected in Q4 2024 –

Cupertino, Calif., May 15, 2024 – Reviva Pharmaceuticals Holdings, Inc. (NASDAQ: RVPH) (“Reviva” or the “Company”), a late-stage pharmaceutical company developing therapies that seek to address unmet medical needs in the areas of central nervous system (CNS), inflammatory and cardiometabolic diseases, today announced an enrollment update to the ongoing 1-year open-label extension (OLE) study evaluating the long-term safety and tolerability of brilaroxazine in patients with schizophrenia.

“We are very pleased with the pace of enrollment of our OLE study, which is progressing well across sites in the USA, Europe and Asia. As of mid-May we have 358 patients enrolled in the study, 223 patients that are currently on treatment, over 90 patients have completed 6-9 months, and 23 patients who have completed one year of treatment,” said Laxminarayan Bhat, Ph.D., Founder, President, and CEO of Reviva. “Importantly, we are close to gathering long-term safety data in 100 patients with one year of treatment, which is a requirement for our planned New Drug Application (NDA) submission to the Food and Drug Administration (FDA) expected in Q4 2025. To date, brilaroxazine has been generally well tolerated across patients with acute and stable schizophrenia in the OLE study. We look forward to reporting topline 12 months long-term safety data in the fourth quarter of this year.”

RECOVER Trial OLE Enrollment Status Update As of May 15, 2024

●	Trial progressing as expected in the USA, Europe (Bulgaria) and Asia (India)
●	358 patients enrolled in the study
●	223 patients currently on treatment in the study
●	Over 130 patients currently in the study have completed 1-6 months of treatment
●	Over 90 patients currently in the study have completed 6-9 months of treatment
●	23 patients have completed 12 months of treatment
●	Long-term safety data from 100 patients who have completed 12 months of treatment is a requirement for brilaroxazine’s NDA submission to the FDA
●	Reviva is on track to complete the 12 months long-term safety study in Q4 2024

The RECOVER Trial OLE is a randomized, double-blind, placebo-controlled, multicenter study to assess the efficacy and safety of brilaroxazine at fixed doses of 15 mg or 50 mg, administered once daily for 28 days in subjects with an acute exacerbation of schizophrenia, followed by the long-term safety assessment of brilaroxazine at flexible doses of either 15, 30 or 50 mg administered once daily for 52 weeks in subjects with stable schizophrenia. The OLE study will include both double-blind rollover and de novo subjects with stable schizophrenia.

About Brilaroxazine

Brilaroxazine is an in-house discovered new chemical entity with potent affinity and selectivity against key serotonin and dopamine receptors implicated in schizophrenia and its comorbid symptoms. Positive topline data from the global Phase 3 RECOVER-1 trial in schizophrenia demonstrated the trial successfully met all primary and secondary endpoints with statistically significant and clinically meaningful reductions across all major symptom domains at week 4 with 50 mg of brilaroxazine vs. placebo with a generally well-tolerated side effect profile comparable to placebo and discontinuation rates lower than placebo. Positive data from a clinical drug-drug interaction (DDI) study investigating the potential effect of CYP3A4 enzyme on brilaroxazine in healthy subjects supports no clinically significant interaction when combined with a CYP3A4 inhibitor. Reviva believes that a full battery of regulatory compliant toxicology and safety pharmacology studies has been completed for brilaroxazine. Reviva intends to develop brilaroxazine for other neuropsychiatric indications including bipolar disorder, major depressive disorder (MDD) and attention-deficit/hyperactivity disorder (ADHD).

Additionally, brilaroxazine has shown promising nonclinical activity for inflammatory diseases psoriasis, pulmonary arterial hypertension (PAH) and idiopathic pulmonary fibrosis (IPF) with mitigation of fibrosis and inflammation in translational animal models. Brilaroxazine has already received Orphan Drug Designation by the U.S. FDA for the treatment of PAH and IPF conditions.

To learn more about the clinical and preclinical data available for brilaroxazine, please visit revivapharma.com/publications.

About Reviva

Reviva is a late-stage biopharmaceutical company that discovers, develops, and seeks to commercialize next-generation therapeutics for diseases representing unmet medical needs and burdens to society, patients, and their families. Reviva’s current pipeline focuses on the central nervous system (CNS), inflammatory and cardiometabolic diseases. Reviva’s pipeline currently includes two drug candidates, brilaroxazine (RP5063) and RP1208. Both are new chemical entities discovered in-house. Reviva has been granted composition of matter patents for both brilaroxazine and RP1208 in the United States, Europe, and several other countries.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act, as amended, including those relating to the Company’s 1-year open label extension (OLE) trial evaluating the long-term safety and tolerability for brilaroxazine in schizophrenia, the registrational Phase 3 RECOVER-2 trial, the Company’s expectations regarding the anticipated clinical profile of its product candidates, including statements regarding anticipated efficacy or safety profile, and those relating to the Company’s expectations, intentions or beliefs regarding matters including product development, clinical and regulatory timelines and expenses, planned or additional studies, planned or intended regulatory submissions, market opportunity, ability to raise sufficient funding, competitive position, possible or assumed future results of operations, business strategies, potential opportunities for development including partnerships, growth or expansion opportunities and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential, “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s most recent Annual Report on Form 10-K, and the Company’s other filings from time to time with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Corporate Contact:

Reviva Pharmaceuticals Holdings, Inc.

Laxminarayan Bhat, PhD

www.revivapharma.com

Investor Relations Contact:

LifeSci Advisors, LLC

Bruce Mackle

bmackle@lifesciadvisors.com

Media Contact:

Kristin Politi

kpoliti@lifescicomms.com

(646) 876-4783